Exhibit 4.5

AGREEMENT TO AMEND THE LOAN AGREEMENT

This AMENDING AGREEMENT (this Agreement) is entered into by and among the following parties (the parties) on October 16, 2006:

KONGZHONG CORPORATION (the Lender)

SONGLIN YANG, LINGUANG WU, YANG CHA

WHEREAS:

1.
The Lender, Songlin Yang and Yang Cha signed a Loan Agreement on March 31, 2004 (Loan Agreement). In accordance with the terms and conditions set forth in the Loan Agreement, the Lender has lent to Yang Cha in the principal amount of up to RMB 4,500,000 and lent to Songlin Yang in the principal amount of up to RMB3,500,000. Such loan provided by the lender only can be used for the investment in the Beijing AirInbox Information Technologies Co., Ltd. (Beijing AirInbox)

2.
Yunfan Zhou, Guijun Wang, Songlin Yang, Zhen Huang, Yang Cha and Linguang Wu have entered into a Capital Contribution Transfer Agreement dated on October 16, 2006. Pursuant to Which Yang Cha agrees to transfer to Linguang Wu, and Linguang Wu agrees to acquire from Yang Cha, all of Yang Cha’s equity interests in the registered capital of Beijing AirInbox (accounting for 45% of the registered capital of Beijing AirInbox)(the Transfer).

3.	The Parties jointly agree to the Transfer.

Now Therefore, the Parties hereby agree as follows:

1.  Amendments to the Loan Agreement

The Parties jointly agree to the substitution of Linguang Wu as a party to the Loan Agreement in place of Yang Cha. As a result thereof, Linguang Wu shall assume all of Yang Cha’s rights and obligations under the Loan Agreement.

2.  Effective Date

This Agreement becomes effective on October 16, 2006.

3.  Miscellaneous

(a)	Except as expressly amended by this Agreement, all terms and conditions of the Loan Agreement shall remain in full force and effect.

(b)	From the effective date of this Agreement, the Loan Agreement as amended by this Agreement shall be read as a single integrated document incorporating such amendments.

(c)	This Agreement is governed by, and interpreted in accordance with, the laws of the New York State.

AS WITNESS this Agreement has been signed by the duly authorised representatives of the parties the day and year first written above.

PARTY A: KONGZHONG CORPORATION

Authorized Representative:

PARTY B: SONGLIN YANG

Signature:

PARTY C: LINGUANG WU

Signature:

PARTY D: YANG CHA

Signature: